Exhibit 99.3
                             STILWELL FINANCIAL INC.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  (Dollars in Millions, Except Per Share Data)

                                                                       For the year ended December 31,
                                                                       -------------------------------
                                                            Historical           Pro Forma              Pro Forma
                                                              2000              Adjustments               2000
                                                            ----------         -----------             ----------
Revenues:
     Investment management fees.........................     $ 1,850.7         $      --               $   1,850.7
     Shareowner servicing fees..........................         338.2                                       338.2
     Other..............................................          59.2                                        59.2
                                                             ---------         -----------               ---------
          Total.........................................       2,248.1                --                   2,248.1
                                                             ---------         -----------               ---------

Operating Expenses:
     Compensation.......................................         490.5                                       490.5
     Marketing and promotion............................         103.5                                       103.5
     Third party concession fees........................         314.9                                       314.9
     Depreciation and amortization......................          81.2              47.4  (e)                128.6
     Professional services..............................          67.7                                        67.7
     Other..............................................         154.0                                       154.0
                                                             ---------         -----------               ---------
          Total.........................................       1,211.8              47.4                   1,259.2
                                                             ---------         -----------               ---------

Operating Income........................................       1,036.3             (47.4)                    988.9

Equity in earnings of unconsolidated affiliates.........          70.8                                        70.8
Interest expense - Kansas City Southern Industries,
   Inc.                                                           (0.7)                                       (0.7)
Interest expense - third parties........................          (7.0)            (22.4) (f)                (29.4)
Gain on litigation settlement...........................          44.2                                        44.2
Gain on sale of Janus common stock......................          15.1                                        15.1
Other, net..............................................          43.7              (9.0) (g)                 34.7
                                                             ---------         -----------               ---------
     Income before taxes and minority interest..........       1,202.4             (78.8)                  1,123.6
Income tax provision....................................         427.0             (19.6) (h)                407.4
Minority interest in consolidated earnings..............         111.7             (59.5) (i)                 52.2
                                                             ---------         -----------               ---------

Net Income                                                   $   663.7         $     0.3               $     664.0
                                                             =========         ===========               =========

Per Share Data:
   Weighted average Common shares
     outstanding (in thousands).........................       222,445                                     222,445
   Basic Earnings per share.............................     $    2.98                                 $      2.98

   Weighted average Diluted Common shares
     outstanding (in thousands).........................       225,423                                     225,423 (j)
   Diluted Earnings per share...........................     $    2.90                                 $      2.90

                             See Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements.
